Exhibit 10.55

Effective January 1, 2014

Charles Stanford

[address]

Dear Mr. Stanford:

This will confirm our agreement to amend your employment agreement with Crown Media Holdings, Inc. (“Crown”) dated January 1, 2012 (the “Agreement”), as follows:

The term of the Agreement and your employment by Crown as set forth in Paragraph 2 of the Agreement is extended until December 31, 2015, unless otherwise terminated in accordance with the terms of the Agreement.

Except as amended herein, all other terms of the Agreement will remain in full force and effect.

Very truly yours,
Crown Media Holdings, Inc.

By:	/s/ William Abbott
Name: William Abbott
Title: President and Chief Executive Officer

Agreed and Accepted:

/s/ Charles Stanford
Charles Stanford